UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 11, 2016

COLLEGIUM PHARMACEUTICAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Virginia	001-37372	03-0416362
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Dedham Street

Suite 800

Canton, MA 02021

(781) 713-3699

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive

Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01                     Changes in Registrant’s Certifying Accountant.

(a)                                 Dismissal of Independent Registered Public Accounting Firm

On April 11, 2016, Collegium Pharmaceutical, Inc. (the “Company”) dismissed Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm. The dismissal was approved by the Audit Committee of the Company’s Board of Directors (the “Audit Committee”).

The reports of Grant Thornton on the Company’s financial statements as of and for the years ended December 31, 2015 and 2014 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended December 31, 2015 and 2014, and the subsequent interim period through April 11, 2016, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused Grant Thornton to make reference to the subject matter of the disagreements in connection with its report. Pursuant to the rules of the Securities and Exchange Commission (“SEC”) applicable to “emerging growth companies,” Grant Thornton was not required to provide an attestation as to the effectiveness of the Company’s internal control over financial reporting for any period since the Company’s inception. However, during the course of preparing its December 31, 2014 financial statements in connection with the Company’s initial public offering, Grant Thornton and the Company’s management team determined that the Company had the following material weaknesses in its internal control over financial reporting:

•                  adequate controls were not in place to appropriately segregate duties in areas such as journal entries, cash disbursements, and the calculation, processing and recording of employee compensation and related accounts;

•                  the Company’s controls and procedures over the accounting for and reporting of complex accounting matters were not effectively designed due to a failure to design and implement appropriate policies and procedures to ensure that the accounting and valuation of complex debt and equity transactions, income taxes and certain other matters was in accordance with generally accepted accounting principles in the United States; and

•                  the Company’s controls were not effectively implemented in the financial statement close process to ensure that proper cut-off of accrued expenses was achieved at interim periods.

The Company’s management believes that each material weakness described above was remediated during the fiscal year ended December 31, 2015. The Audit Committee discussed the subject matter of these material weaknesses with Grant Thornton, and the Company has authorized Grant Thornton to respond fully to the inquiries of the successor independent registered public accounting firm concerning these material weaknesses.

Other than as disclosed above, there were no reportable events (as that term is defined in Item 304(a)(1)(v) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) during the Company’s two most recent fiscal years or during the subsequent interim period through April 11, 2016.

The Company has provided to Grant Thornton a copy of this Current Report on Form 8-K (“Form 8-K”) prior to its filing with the SEC and has requested that Grant Thornton furnish the Company with a letter addressed to the SEC stating whether or not Grant Thornton agrees with the statements contained in this Form 8-K (the “Auditor Letter”).  A copy of the Auditor Letter, dated April 12, 2016, is filed as Exhibit 16.1 hereto.

(b)                                 Engagement of New Independent Registered Public Accounting Firm

On April 11, 2016, the Company appointed Deloitte & Touche LLP (“Deloitte”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The appointment of Deloitte was approved by the Audit Committee. The appointment of Deloitte & Touche LLP is subject to their normal client acceptance procedures.

During the two most recent fiscal years and in the subsequent interim period through April 11, 2016, neither the Company nor any person on its behalf has consulted with Deloitte with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report was provided to the Company nor oral advice was provided that Deloitte concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” or a “reportable event” as such terms are described in Items 304(a)(1)(iv) or 304(a)(1)(v), respectively, of Regulation S-K promulgated under the Exchange Act.

Item 9.01                     Financial Statements and Exhibits.

(d)                       Exhibits

16.1                                                Letter of Grant Thornton, dated April 12, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 15, 2016	Collegium Pharmaceutical, Inc.

	By:	/s/ Paul Brannelly
Name: Paul Brannelly
Title: Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
16.1	Letter of Grant Thornton, dated April 12, 2016.